SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008

Good Harbor Partners Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51693	20-3303304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Wilson Avenue Suite 1000 Arlington, VA	22201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 812-9199

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 7, 2008, Good Harbor Partners Acquisition Corp. announced that it will hold a Special Meeting of Stockholders on January 31, 2008 to consider and act upon proposals to amend its charter to allow for the early distribution of the funds it is holding in trust to its Class B common shareholders and to permit the company to continue its existence beyond its current termination date of March 15, 2008. The Company announced that the record date for the Special Meeting will be January 11, 2008.

In connection with the special meeting, Good Harbor will file a definitive proxy statement with the Securities and Exchange Commission, which will be available to investors and security holders for free at the Securities and Exchange Commission’s Web site at http://www.sec.gov when filed and is expected to be mailed to stockholders on or about January 14, 2008. Investors and security holders are advised to read the definitive proxy statement when it becomes available, because it will contain important information about the special meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2008	GOOD HARBOR PARTNERS ACQUISITION CORP.

	By:	/s/ Ralph S. Sheridan
Ralph S. Sheridan
Chief Executive Officer and Secretary